Exhibit (f)

CONSENT OF

KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft hereby consents to the incorporation by reference into Registration Statement Nos. 333-161148 and 333-206800 of Oesterreichische Kontrollbank Aktiengesellschaft (filed under Schedule B) of its report dated March 6, 2018 relating to the December 31, 2017 financial statements of Oesterreichische Kontrollbank Aktiengesellschaft, which report appears in this Annual Report on Form 18-K for the year ended December 31, 2017.

Vienna, Austria

Date: June 22, 2018

/s/ Mag. Wilhelm Kovsca
Name:	Mag. Wilhelm Kovsca
KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

Vienna, Austria